UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 27, 2016

CARDINAL ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53923	26-0703223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chestnut Street, Suite 1615 Abilene, TX	79602
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (325)-762-2112

 6037 Frantz Rd., Suite 103, Dublin, OH 43017

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On December 12, 2016, the Company filed a Definitive 14C in which it reported that it had 83,429,557 shares of common stock issued and outstanding. Thereafter and through December 21, 2016, the Company issued 7,500,000 shares to an unrelated third party. On or about December 27, 2016, the Company issued an additional 4,500,000 shares to that same third party.

The issuance of the above shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 3(a)(10) thereto in accordance with the Court Order in favor of the third party and as reported in our Form 8-K filed December 19, 2016. Following the issuances and as of the date of this filing, the Company has a total of 95,429,557 shares of common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Dated: December 28, 2016	By:	/s/ Timothy W. Crawford
Timothy W. Crawford, Chief Executive Officer